CUSIP No.	59514P109
Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Microtune, Inc.
Dated: February 8, 2011
INSTITUTIONAL VENTURE PARTNERS VII, L.P.
By its General Partner, Institutional Venture Management VII, L.P.

By:	/s/ Geoffrey Y. Yang

Name:	Geoffrey Y. Yang
Managing Director & General Partner

INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

By:	/s/ Geoffrey Y. Yang

Name:	Geoffrey Y. Yang
Managing Director & General Partner

IVP FOUNDERS FUND I, L.P.
By its General Partner, Institutional Venture Management VI, L.P.

By:	/s/ Geoffrey Y. Yang

Name:	Geoffrey Y. Yang
Managing Director & General Partner

INSTITUTIONAL VENTURE MANAGEMENT VI, L.P.

By:	/s/ Geoffrey Y. Yang

Name:	Geoffrey Y. Yang
Managing Director & General Partner